Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Universal Corporation 1997 Executive Stock Plan of our report dated August 7, 1997, with respect to the consolidated financial statements of Universal Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP


Richmond, Virginia
October 28, 1997